SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                      FORM 8-K


                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                         Securities and Exchange Act of 1934


           Date of Report (Date of earliest event reported):  May 20, 2002


                        IBF VI - Secured Lending Corporation
               (Exact Name of Registrant as Specified in its Charter)


     Delaware                          333-71091              52-2139510
(State of Incorporation)         (Commission File No.)        (IRS Employer
                                                             Identification No.)


                           1733 Connecticut Ave., N.W.
                             Washington, D.C. 20009
        (Address of principal executive offices, including zip code)



                              (202) 588-7500
            (Registrant's telephone number, including area code)














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Item 5.  Other

         On May 15, 2002, the company reported that its report on Form 10-Q for the three months ended March 31, 2002, would not be filed by the prescribed due date. The filing of the report has been further delayed because the company and its independent public accountants, Radin Glass & Co., LLP, have determined to adopt a new presentation for the company's financial statements to better report its investment activities. Accordingly, the company intends to amend its Form 10-K for the year ended December 31, 2001, to include financial statements presented in this revised format and to prepare the financial statements to be included in the Form 10-Q for the three months ended March 31, 2002, in the revised format. The company intends to file the amended Form 10-K and the Form 10-Q with the Commission in the near future. The company does not expect the revisions to have a material effect on its net income (loss), stockholders' equity, or total assets.

Item 7.  Financial Statements and Exhibits

         None.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


IBF VI - Secured Lending Corporation


                    /s/ SIMON A. HERSHON
                  ---------------------------------
                  Name  Simon A. Hershon
                  Title  President



Dated: May 20, 2002